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Exhibit 23.4

        [NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent Petroleum Engineers, we hereby consent to the inclusion of information with respect to the oil and gas reserves and future revenue to the working interests owned by certain limited partnerships managed by Wynn-Crosby Energy, Inc., as of July 1, 2004, in the Form S-3 Registration Statement, which Petrohawk Energy Corporation will file with the Securities and Exchange Commission (SEC) on November 30, 2004. Additionally, we hereby consent to the inclusion of the information included in the Form S-3 Registration Statement with respect to the oil and gas reserves and future revenue to the combined interests of Petrohawk Energy Corporation and PHAWK, LLC, as of July 1, 2004. This information has been included in the Form S-3 Registration Statement in reliance upon the reports of this firm prepared in accordance with the guidelines of the SEC and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in the Form S-3 Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas
November 30, 2004

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS